FrankCrystal
   &Company
                                                       Brian P. Kill
                                                       Frank Crystal & Co., Inc.
                                                       Financial Square
                                                       32 Old Slip
                                                       New York, NY 10005

                                                       DIRECT 646-810-3454
                                                       FAX 212-504-1899
                                                       800 221-5830
                                                       killbr@fcrystal.com
March 26, 2009



Robeco-Sage Triton Fund, LLC, et al
909 Third Avenue
New York, New York 10022

       RE:   ROBECO-SAGE TRITON FUND, LLC
             ROBECO-SAGE TRITON INSTITUTIONAL FUND, LLC
             ROBECO-SAGE TRITON MASTER FUND, LLC
             ROBECO-SAGE MULTI-STRATEGY FUND, LLC
             ROBECO-SAGE MULTI-STRATEGY INSTITUTIONAL FUND, LLC
             ROBECO-SAGE MULTI-STRATEGY MASTER FUND, LLC
             REGISTERED MANAGEMENT INVESTMENT COMPANY BOND
             EFFECTIVE PERIOD: APRIL 30, 2008 TO APRIL 30, 2009

Dear Trustees:

As requested, I have examined the Registered Management Investment Company Bond limit of liability requirements, as prescribed by SEC Rule 17g-1 for the funds insured under St. Paul Fire and Marine Insurance Company Bond No. 490PB1867. This analysis is based upon the total asset value of each Master fund, as stated in the relevant renewal application.

The results of the analysis are as follows:

-------------------------------------------------------------------------------
               Fund                       Asset Value         Required Limit
-------------------------------------------------------------------------------
Robeco-Sage Triton Master Fund, LLC      $107,600,000          $525,000
-------------------------------------------------------------------------------
Robeco-Sage Multi-Strategy Master
Fund, LLC                                 $79,500,000          $450,000
-------------------------------------------------------------------------------
                                               Total Limit:    $975,000
-------------------------------------------------------------------------------

As you are aware, the limit under the current bond is $1,050,000. Therefore, according to these calculations, the limit amount is sufficient to meet the requirements of SEC Rule 17g-1.

Sincerely,


/s/ Brian P. Kill
--------------------------------
Brian P. Kill
Account Executive

CC:  Patricia A. Bernasconi
     Senior Managing Director